EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. (333-182635) on Form S-8 of our report dated December 26, 2013 with respect to the financial statements and supplemental schedule of HomeTrust Bank 401(k) Plan included in this Annual Report on Form 11-K for the year ended June 30, 2013.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
December 26, 2013